The information contained herein has been prepared solely for the use of Greenwich Capital Markets, Inc. and has not been independently verified by Greenwich Capital Markets, Inc.  Accordingly, Greenwich Capital Markets, Inc. makes no express or implied representations or warranties of any kind and expressly disclaims all liability for any use or misuse of the contents hereof.  Greenwich Capital Markets, Inc. assumes no responsibility for the accuracy of any material contained herein.

The information contained herein will be superseded by the description of the mortgage loans contained in the prospectus supplement.  Such information supersedes the information in all prior collateral term sheets, if any.

	Harborview 2004-10 Pool	All Loans

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Originator:	Mortgage Loans	the Cutoff Date	the Cutoff Date
DOWNEY	933	300,588,599.75	40.46
COUNTRYWIDE	625	252,946,105.45	34.04
MORTGAGE NETWORK	175	70,070,722.67	9.43
BANC MORTGAGE	196	40,725,513.74	5.48
PAUL FINANCIAL	76	30,304,350.00	4.08
CENDANT	114	22,885,656.36	3.08
LUXURY MORTGAGE	20	19,504,829.60	2.63
MELLON TRUST	8	3,258,500.00	0.44
ELOAN	7	2,722,569.87	0.37
Total	2,154	743,006,847.44	100.00

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Servicer:	Mortgage Loans	the Cutoff Date	the Cutoff Date
DOWNEY	933	300,588,599.75	40.46
COUNTRYWIDE	625	252,946,105.45	34.04
GMAC	474	163,327,985.88	21.98
CENDANT	114	22,885,656.36	3.08
MELLON	8	3,258,500.00	0.44
Total	2,154	743,006,847.44	100.00